Coleman & Rhine LLP
                           1120 Avenue of the Americas
                            New York, New York 10036



                                December 27, 1996

FiberCore, Inc.
174 Charlton Road
Sturbridge, Massachusetts 01566

Gentlemen:

     We have acted as counsel to FiberCore, Inc., a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-1 (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Act"), relating to the proposed offer and sale by certain shareholders of the Company of up to 40,791,159 shares (the "Shares") of common stock, $.001 par value per share (the "Common Stock"), of the Company, of which 34,483,250 Shares (the "Issued Shares") are currently issued and outstanding. Included within the Shares are 5,757,213 shares of Common Stock (the "Underlying Shares") issuable to holders upon: (a) conversion of a convertible note issued to AMP Incorporated (the "AMP Note"); (b) conversion of a convertible note issued to Hedayat Amin-Arsala (the "Arsala Note" and, together with the AMP Note, the "Notes");
(c) exercise of outstanding Common Stock Purchase Warrants (the "Warrants"); and
(d) exercise of outstanding Common Stock Purchase Options (the "Options") (the Notes, Warrants and Options are sometimes referred to collectively as the "Convertible Securities"). Also included within the Shares are 550,696 shares of Common Stock (the "Other Shares") held for the benefit of or otherwise issuable to Middle East Specialized Cables Co. ("MESC"), subject to the satisfaction of certain conditions.

     In such capacity we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation and By-Laws as presently in effect, minutes and other instruments evidencing actions taken by the Company's directors, the Registration Statement and exhibits thereto and such other documents and instruments relating to the Company and the issuance of the Issued Shares, the Underlying Shares and the Other Shares as we have deemed necessary or appropriate under the circumstances.

     We are members of the Bar of the State of New York and do not represent ourselves to be expert in the laws of any other state or jurisdiction, except with respect to the federal laws of the United States of America.

     Based on the foregoing, it is our opinion that:

     1. The Company has been duly organized and is validly existing under the laws of Nevada and has authorized capital stock consisting of 100,000,000 shares of Common Stock and


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10,000,000 shares of preferred stock, $.001 par value per share.

     2. The Issued Shares have been duly and validly issued, and are fully paid and non-assessable shares of Common Stock of the Company, with no personal liability attached to the ownership thereof.

     3. The Underlying Shares issuable upon the exercise or conversion, as the case may be, of the Convertible Securities have been duly authorized and reserved for issuance upon exercise or conversion of the Convertible Securities, and such Underlying Shares, when issued and paid for upon exercise or conversion of the Convertible Securities in accordance with the respective terms thereof, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

     4. The Other Shares have been duly authorized and reserved for issuance, as appropriate, and such Other Shares, when issued to MESC upon the satisfaction of the conditions to their issuance, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

     We hereby consent to (i) the use of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States, which relates to the offering that is the subject of this opinion, and (ii) the reference to this firm under the heading "Legal" in the prospectus which is contained in the Registration Statement. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

     This opinion is as of the date hereof and is limited to the laws in effect as of the date hereof. We undertake no obligation to advise you of any change, whether legal or factual, in any matters set forth herein.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraphs.

                                   Very truly yours,

                                   /s/ Coleman & Rhine LLP

                                   COLEMAN & RHINE LLP